As filed with the Securities and Exchange Commission on May 6, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ROCKET LAB USA, INC.

(Exact name of registrant as specified in its charter)

Delaware	98-1550340
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3881 McGowen Street

Long Beach, California 90808

(714) 465-5737

(Address of Principal Executive Offices)

Rocket Lab USA, Inc. 2021 Stock Option and Incentive Plan

Rocket Lab USA, Inc. 2021 Employee Stock Purchase Plan

(Full Title of the Plans)

Peter Beck

Rocket Lab USA, Inc.

President, Chief Executive Officer and Chairman

3881 McGowen Street

Long Beach, CA 90808

(714) 465-5737

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Arjun Kampani
Senior Vice President, General
W. Stuart Ogg	Counsel and Secretary
Goodwin Procter LLP	Rocket Lab USA, Inc.
601 Marshall Street	3881 McGowen Street
Redwood City, CA 94063	Long Beach, CA 90808
(650) 752-3100	(714) 465-5737

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement registers an aggregate of (i) 22,552,400 additional shares of common stock, par value $0.0001 per share (“Common Stock”) reserved for issuance under the Rocket Lab USA, Inc. 2021 Stock Option and Incentive Plan (the “2021 Plan”) and (ii) 4,510,480 additional shares of Common Stock reserved for issuance under the Rocket Lab USA, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”), pursuant to an “evergreen” provision in the 2021 Plan and ESPP, respectively. This Registration Statement registers additional securities of the same class as other securities for which a Registration Statement filed on Form S-8 with the Securities and Exchange Commission on November 1, 2021 (Registration No. 333-260671) is effective. Pursuant to Instruction E of Form S-8, the information contained in the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 1, 2021 (Registration No. 333-260671) is incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

EXHIBIT INDEX

Exhibit No.	Description

4.1	Certificate of Incorporation of Rocket Lab USA, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by Rocket Lab USA, Inc. on August 30, 2021).

4.2	Bylaws of Rocket Lab USA, Inc. (incorporated by reference to Exhibit 3.2 to the Form 8-K filed by Rocket Lab USA, Inc. on August 30, 2021).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of Deloitte & Touche, LLP

23.2*	Consent of Goodwin Procter LLP (included as part of Exhibit 5.1).

24.1*	Power of Attorney (included on signature page of the Registration Statement).

99.1#	Rocket Lab USA, Inc. 2021 Stock Option and Incentive Plan (incorporated by reference to Annex H to the Proxy Statement/Prospectus filed July 21, 2021).

99.2#	Rocket Lab USA, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Annex I to the Proxy Statement/Prospectus filed July 21, 2021).

107*	Filing Fee Table.

*	Filed herewith.
#	Includes a management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Long Beach, California, on May 6, 2022.

Rocket Lab USA, Inc.

By:	/s/ Peter Beck
Name:	Peter Beck
Title:	President, Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter Beck and Adam Spice, and each of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Peter Beck	President, Chief Executive Officer and Chairman	May 6, 2022
Peter Beck	(Principal Executive Officer)

/s/ Adam Spice	Chief Financial Officer	May 6, 2022
Adam Spice	(Principal Financial Officer and Principal Accounting Officer)

/s/ David Cowan	Director	May 6, 2022
David Cowan

/s/ Michael Griffin	Director	May 6, 2022
Michael Griffin

/s/ Matthew Ocko	Director	May 6, 2022
Matthew Ocko

/s/ Jon Olson	Director	May 6, 2022
Jon Olson

/s/ Merline Saintil	Director	May 6, 2022
Merline Saintil

/s/ Alex Slusky	Director	May 6, 2022
Alex Slusky

/s/ Sven Strohband	Director	May 6, 2022
Sven Strohband